UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

NYMAGIC, INC.
 (Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 551-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

At a special meeting of shareholders held on November 22, 2010, the shareholders of NYMAGIC, INC., a New York corporation (the “Company”), approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2010, by and among the Company, ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (“Parent”), and PSI Merger Sub Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Company’s shareholders cast 7,085,243 votes for and 238,695 votes against the approval and adoption of the Merger Agreement. There were 2,568 abstentions with respect to the approval and adoption of the Merger Agreement.

On November 23, 2010, the Company consummated the merger of Merger Sub with and into the Company (the “Merger”), resulting in the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. Parent is owned by affiliates of GS Capital Partners (“GSCP”) and TPG Capital, L.P. (“TPG”), together with certain co-investors.

As a result of the Merger, each issued and outstanding share of common stock of the Company (other than shares owned by the Company, Parent or Merger Sub, which were canceled for no consideration, and shares owned by the Company’s subsidiaries, which remain outstanding and were adjusted to maintain each subsidiary’s relative ownership percentage in the Company) was canceled and extinguished and automatically converted into the right to receive $25.75 in cash (the “Merger Consideration”), without interest. Each outstanding option to purchase shares of common stock of the Company (“Company Option”) was canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price payable in respect of such shares of common stock of the Company subject to such Company Option and any required withholding tax (the “Option Consideration”). Each outstanding restricted stock unit, deferred stock unit and performance stock unit of the Company fully vested and was converted into the right to receive the number of shares issuable upon conversion of such restricted stock unit, deferred stock unit and performance stock unit multiplied by the Merger Consideration plus any interest and the value of any dividend rights credited with respect to any such restricted stock unit, deferred stock unit and performance stock unit minus any required withholding taxes. The total amount of the consideration payable in connection with the Merger is approximately $232 million in cash. The purchase price was funded by equity capital drawn from private investment funds managed by GSCP and TPG, as well as from certain co-investors.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 19, 2010 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the New York Stock Exchange (“NYSE”). Accordingly, following completion of the Merger on November 23, 2010, the Company notified the NYSE and requested that the NYSE (i) withdraw the Company’s common stock from listing on the NYSE prior to the open of trading on November 24, 2010 and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on the NYSE. As a result, the Company’s common stock will no longer be listed on the NYSE. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of common stock (other than shares owned by the Company, Parent or Merger Sub, which were canceled for no consideration, and shares owned by the Company’s subsidiaries, which remain outstanding and were adjusted to maintain each subsidiary’s relative ownership percentage in the Company) was canceled and extinguished and automatically converted into the right to receive $25.75 in cash, without interest.

Item 5.01 Changes in Control of Registrant.

The information in Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the effective time of the Merger on November 23, 2010, Glenn Angiolillo, John T. Baily, Dennis H. Ferro, William D. Shaw Jr., Robert G. Simses, George R. Trumbull, III and David W. Young (all of the current directors of the Company), resigned from the Company’s board of directors. Immediately following the effective time, Parent elected Anthony Arnold, Joseph Beneducci, Steven Carlsen, Henry Cornell, Clement Dwyer, Jonathan Garfinkel, Sumit Rajpal, Richard P. Schifter and Bruce Schnitzer to the board of directors of the Company.

In connection with the Merger, at the effective time of the Merger, George R. Trumbull, III resigned as President and Chief Executive Officer of the Company and was replaced by Joseph Beneducci. In connection with the Merger, at the effective time of the Merger, Timothy B. McAndrew resigned as Executive Vice President of Mutual Marine Office, Inc.

On November 18, 2010, the Company entered into an executive severance agreement (the “Executive Severance Agreement”) with Timothy B. McAndrew, conditioned on the consummation of the Merger.

At the effective time of the Merger, Mr. McAndrew’s employment agreement, dated January 1, 2010, was replaced in its entirety by the Executive Severance Agreement. The term of the Executive Severance Agreement will remain in effect until December 31, 2012.

Under the Executive Severance Agreement, Mr. McAndrew will serve as Product Executive of the Company and will be entitled to a base salary of $250,000. In addition, Mr. Andrew will continue to participate in the Company’s annual incentive plan, with a target incentive bonus of 30% of his base salary.

Mr. McAndrew’s Executive Severance Agreement includes provisions governing termination for any reason, termination without cause, resignation for good reason due to the Company’s requirement that the executive relocate, and resignation for good reason due to a material diminution in the executive’s duties and responsibilities.

Generally, in the event of a termination without cause or a resignation for good reason due to a relocation, the executive will be entitled to receive severance in an amount equal to (a) two times his base salary, plus (b) his pro rated bonus. In the event of a resignation for good reason due to a material diminution in the executive’s duties and responsibilities, the executive will be entitled to receive severance in an amount equal to (a) his base salary, plus (b) his pro rated bonus.

During the term of the Executive Severance Agreement and thereafter, Mr. McAndrew is subject to confidentiality and non-disparagement provisions. During the term of the Executive Severance Agreement and for a two-year period following termination of employment for any reason, Mr. McAndrew is subject to non-solicitation provisions. In addition, during the term of the Executive Severance Agreement and for a two-year period following termination of employment, or for a one-year period following termination of employment due to the executive’s resignation for good reason due to a diminution in the executive’s duties and responsibilities, Mr. McAndrew is subject to non-competition provisions.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information in Item 2.01 is incorporated herein by reference.

Item 8.01. Other Events.

On November 23, 2010, the Company issued a press release announcing that the parties consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated November 23, 2010, issued by NYMAGIC, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.

By: /s/ Thomas J. Iacopelli
Name: Thomas J. Iacopelli
Title: Chief Financial Officer and Treasurer

Dated: November 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 23, 2010, issued by NYMAGIC, INC.